Exhibit 99.1

Ault Global Holdings Plans to Change Name to BitNile Holdings and Split into Two Public Companies

BitNile to focus on Bitcoin mining, data center operations and decentralized finance opportunities; Ault Alliance to continue legacy operations

Key Takeaways:

•	Ault Global Holdings, Inc. (the “Company”) to change its name to BitNile Holdings, Inc. and stock symbol to NILE by the end of 2021;
•	Company to reorganize operations into two primary subsidiaries, BitNile, Inc. (“BitNile”) and Ault Alliance, Inc. (“Ault Alliance”);
•	Ault Alliance to be spun off as a separate public company to stockholders in 2022;
•	BitNile will focus on Bitcoin mining, data center operations and decentralized finance (“DeFi”) initiatives;
•	Ault Alliance will focus on lending and investing, defense, and power solutions, including electric vehicle (“EV”) charging products; and
•	Company to host a conference call and webcast at 6:00 am Pacific time today.

Las Vegas, NV, November 22, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company, today announced its plan to split into two public companies by pursuing a spin-off of Ault Alliance to its stockholders. Ault Alliance will continue its focus on the Company’s legacy businesses and more recently initiated operations, including lending and investing in the real estate and distressed asset spaces, among others, defense, and power solutions, including EV charging products. Following the spin-off of Ault Alliance, the Company, through its BitNile subsidiary, will be a pure-play provider of Bitcoin mining and data center operations, pursuing DeFi-related initiatives.

The Company believes that both BitNile and Ault Alliance will, as separate public companies, be better positioned to deliver long-term growth and maximize stockholder value. Each business is expected to benefit from increased operational focus, independent capital allocation based on the needs of the businesses, dedicated and focused boards of directors and compelling investment profiles that will appeal to investors with distinct interests.

The Company plans to execute the spin-off of Ault Alliance in late 2022. The capital structure, leadership teams and board of directors will be determined and announced later. The proposed spin-off to stockholders is subject to the satisfaction of customary conditions, including final approval by the Company’s board of directors, private letter rulings from the Internal Revenue Service and/or tax opinions from counsel, and the filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “During 2021, we allocated significant capital to acquire and build out our Michigan data center and to purchase Bitcoin mining equipment at scale. These investments, coupled with our name change announcement today, demonstrate that we are committed to Bitcoin mining, data center operations and DeFi initiatives. We recently announced executed purchase agreements that will result in BitNile owning at least 20,000 Bitcoin miners by the end of 2022, as we seek to fulfill our strategic initiative of becoming one of the top 10 publicly traded Bitcoin mining companies.”

Mr. Ault continued, “At the same time, I could not be more excited about Ault Alliance’s portfolio of businesses. We look forward to continuing our mission of investing in disruptive technologies and undervalued assets. This is a seminal moment for our Company. We believe that our strategic plan will be transformational, allowing each company to grow while focusing on its respective core strengths, providing stockholders the ability to realize the full potential of the separate companies.”

Conference call and webcast

The Company will host an investor conference call today starting at 6:00 am Pacific time to discuss its plans. The call will feature remarks from the Company’s Executive Chairman, Milton “Todd” Ault, III, its CEO, William Horne, its CFO, Kenneth Cragun and Christopher Wu, President of Ault Alliance, Inc.

Stockholders, investors and interested parties who desire to participate in the webcast must use the following link to register:

https://zoom.us/webinar/register/WN_a3zZ_BmyRrK4fBqAc6-hvg

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holding’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235